UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, we agreed to sell to the Purchasers in a registered offering an aggregate of 48,543,687 shares of our common stock together with Series A common stock purchase warrants (“A warrants”) exercisable for up to an aggregate of 36,407,765 shares of common stock and Series B common stock purchase warrants (“B warrants”) exercisable for up to an aggregate of 12,135,921 shares of common stock. Each share of common stock is being sold together with an A warrant to purchase 0.75 of a share of common stock and a B warrant to purchase 0.25 of a share of common stock at a combined purchase price of $1.03. The net proceeds to us from the offering are expected to be approximately $47.4 million, after deducting placement agent fees and estimated offering expenses payable by us, but excluding the proceeds, if any, from the exercise of the warrants issued in the offering. The offering is expected to close on or about May 12, 2016, subject to customary closing conditions.

Each of the warrants has an exercise price of $1.50 per share. The A warrants will be immediately exercisable and will expire 24 months following the date of issuance. The B warrants will be exercisable on or after the later of (i) one year following the date of issuance and (ii) at such time as we amend our certificate of incorporation (subject to prior stockholder approval) to increase the authorized number of shares of our common stock such that immediately following such amendment we have a sufficient number of authorized and unissued shares of common stock not reserved for any other purpose to permit us to issue the maximum number of shares issuable upon exercise of the B warrants. The B warrants will expire 30 months following the date of issuance.

The A warrants contain a price adjustment provision that provides that if we sell shares of our common stock or common stock equivalents at an effective price per share that is less than $1.50, the exercise price of the A warrants will be reset to such lower effective price. This feature does not apply to certain exempt issuances of common stock or common stock equivalents, including issuances under our equity incentive plan or employee stock purchase plan, securities issued upon exercise or conversion of existing securities or securities issued in connection with acquisitions or strategic transactions, and issuances of common stock pursuant to our At Market Issuance Sales Agreement with FBR Capital Markets & Co. (the “ATM Agreement”) after 90 days following the closing of the offering, up to a certain limit, and without limit after 180 days following the closing of the offering (each an “Exempt Issuance”).

Pursuant to the Purchase Agreement, until such time as no A warrants remain outstanding, the Purchasers that hold A warrants will have the right to subscribe for, in the aggregate, up to 50% of any common stock or common stock equivalents we issue in the future, other than pursuant to an Exempt Issuance or the ATM Agreement, on the same terms provided to other investors in the transaction.

The Purchase Agreement also prohibits us from issuing any common stock or common stock equivalents for 90 days after the closing of the offering, other than pursuant to an Exempt Issuance. Additionally, until such time as no A warrants remain outstanding, we will be prohibited from entering into any agreement to effect any issuance of our common stock or common stock equivalents in a variable rate transaction, provided shares may be sold pursuant to the ATM Agreement commencing 90 days after the closing of the offering.

Pursuant to a letter agreement dated May 8, 2016 (the “Engagement Letter”), we engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive placement agent in connection with the issuance and sale of the shares and warrants. We agreed to pay Wainwright 5.0% of the aggregate gross proceeds in the offering, excluding the proceeds, if any, from the exercise of the warrants. We also agreed to reimburse Wainwright for its expenses in connection with the offering on a non-accountable basis in an amount equal to $50,000.

The Purchase Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us, including for liabilities under the Securities Act of 1933, as amended, termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering of shares of common stock and warrants is being made pursuant to our effective registration statement on Form S-3 (File No. No. 333-210792), previously filed with and declared effective by the Securities and Exchange Commission, and a prospectus supplement thereunder. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is attached to this report as Exhibit 5.1.

The foregoing descriptions of the Purchase Agreement, Engagement Letter and the warrants are not complete and are qualified in their entireties by reference to the full text of the Engagement Letter, the Purchase Agreement and form of A warrant and the form of B warrant, copies of which are attached to this report as Exhibit 99.1, 99.2, Exhibit 4.1 and Exhibit 4.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Common Stock Purchase Warrant

4.2	Form of Series B Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Form of Securities Purchase Agreement

99.2	Engagement Letter, dated May 8, 2016, by and between MannKind Corporation and H.C. Wainwright & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Series A Common Stock Purchase Warrant

4.2	Form of Series B Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Form of Securities Purchase Agreement

99.2	Engagement Letter, dated May 8, 2016, by and between MannKind Corporation and H.C. Wainwright & Co. LLC